UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 11,  2019

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Item 8.01Other Events.

On October 11, 2019, Lake Shore Bancorp, Inc. (the “Company”) and its mutual holding company parent, Lake Shore, MHC (the “MHC”), submitted a letter to the Federal Reserve Board withdrawing applications for the Company and the MHC to become bank holding companies (the “Holding Company Applications”).  The Holding Company Applications were filed in connection with Lake Shore Savings Bank’s (the “Bank”) charter conversion from a federal savings bank to a national bank. The primary purpose for the Bank’s charter conversion was to enable it to transact business, including accepting deposits, with municipalities and other public entities in New York state which is currently prohibited under New York law for state- and federally-chartered savings banks.  The Office of the Comptroller of the Currency (the “OCC”) had previously approved the Bank’s application to convert to a national bank.

The Company and the MHC withdrew the Holding Company Applications because they were advised by Federal Reserve Board staff that approval of the applications would be conditioned on the MHC’s forfeiture of its right as a so-called “grandfathered” mutual holding company to continue to waive the receipt of dividends declared by the Company.  The MHC and its counsel strongly disagreed with the Federal Reserve Board staff on their rationale for eliminating the MHC’s “grandfathered” dividend waiver authority.  The loss of “grandfathered” dividend waiver authority likely would have required the Company to reduce its quarterly cash dividends to public stockholders while paying significant cash dividends to the MHC, which was rejected by the board of directors of the Company.  The Bank also notified the OCC that it will not complete its charter conversion to a national bank since doing so would have required Federal Reserve Board approval for the MHC and the Company to become bank holding companies.

The Bank will remain a federal savings bank regulated by the OCC. The Company and the MHC will remain federal corporations that are savings and loan holding companies and will continue to be regulated by the Federal Reserve Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: October 18, 2019